Exhibit 5.1

Osler, Hoskin & Harcourt llp Box 50, 1 First Canadian Place Toronto, Ontario, Canada M5X 1B8 416.362.2111 main 416.862.6666 facsimile

November 12, 2020	Direct Dial: (416) 862-4857 Our Matter Number: 1203813

Just Energy Group Inc.

100 King Street West, Suite 2630

Toronto, Ontario M5X 1E1

Dear Sirs:

We have acted as Canadian counsel to Just Energy Group Inc., a Canadian corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), to register 4,000,000 common shares (the “Common Shares”) of the Company, which may be issued by the Company pursuant to the Company’s 2020 Equity Compensation Plan, as amended and restated (the “Plan”).

We have made such investigations, considered such questions of law and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates, documents and records as we considered necessary or relevant for the purposes of the opinion expressed below.

In making such examinations and rendering the opinion expressed herein we have assumed: (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, photo static, notarized or true copies or facsimiles, and the authenticity of the originals of such documents; (b) the identity and capacity of all individuals acting or purporting to act as public officials; and (c) that any signatory to any agreement, instrument or other document referred to herein has the legal capacity to enter into, execute and/or deliver such agreement, instrument or other document and has not entered into, executed or delivered the same under duress or as a result of undue influence.

For the purposes of our opinion, we have also assumed that:

(a)	all Common Shares issued under the Plan will be issued for consideration in property or past services that are not less in value than the fair equivalent of the money that the Company would have received if the Common Shares had been issued for money;

(b)	at all relevant times no order having the effect of ceasing or suspending the distribution or issuance of the Common Shares or any other securities of the Company will have been issued by any securities regulatory authority and no proceedings for that purpose will have been instituted or will be pending or contemplated; and

(c)	all Common Shares will be issued and delivered in accordance with the Plan.

For the purposes of the opinion hereinafter expressed, we express no opinion as to the requirements of or any filings with any stock exchange on which the Common Shares or any other securities of the Company may be (or may intend to be) listed and posted for trading or the requirements of any agreement or undertaking to which the Company is party or by which it may be bound.

Our opinion is given as of the date hereof and we disclaim any obligation or undertaking to advise you of any change in law or facts or circumstances occurring or coming to our attention subsequent to the date hereof bearing upon the opinion rendered herein.

We are qualified to practice law in the Provinces of Ontario. We express no opinion as to the laws of any jurisdiction other than those of the Provinces of Ontario and the federal laws of Canada applicable therein in effect on the date hereof.

Based and relying upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that the Common Shares to be issued pursuant to the Plan, if and when issued in accordance with the terms and conditions of the Plan and the grant agreements related thereto, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to our firm name therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is solely for the use of the addressee in connection with the filing of the Registration Statement and may not be used or relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

/s/ Osler, Hoskin & Harcourt LLP

AG/JC